UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No .    )

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Filed by a Party other than the Registrant  ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SomaLogic, Inc.

(Name of Registrant as Specified in its Charter)

Madryn Asset Management, LP

Madryn Health Partners, LP

Madryn Health Partners (Cayman Master), LP

Madryn Health Advisors, LP

Madryn Health Advisors GP, LLC

Madryn Select Opportunities, LP

Madryn Select Advisors, LP

Madryn Select Advisors GP, LLC

Avinash Amin

(Name Of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials

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On December 21, 2023, Madryn Asset Management, LP (“Madryn Asset Management” and collectively with its affiliates, “Madryn”) made an update to its website, www.NoSomaLogicMerger.com, a screenshot of which is attached hereto as Exhibit 1 and incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION

Madryn Asset Management, Madryn Health Partners, LP, Madryn Health Partners (Cayman Master), LP, Madryn Health Advisors, LP, Madryn Health Advisors GP, LLC, Madryn Select Opportunities, LP, Madryn Select Advisors, LP, Madryn Select Advisors GP, LLC and Avinash Amin (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of SomaLogic, Inc. (“SomaLogic”) in connection with the special meeting of stockholders (the “Special Meeting”). On December 18, 2023, the Participants filed with the U.S. Securities and Exchange Commission (the “SEC”) their definitive proxy statement and accompanying GREEN Proxy Card in connection with their solicitation of proxies from the stockholders of SomaLogic for the Special Meeting. MADRYN STRONGLY ADVISES ALL STOCKHOLDERS OF SOMALOGIC TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING GREEN PROXY CARD AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS, AS THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IN SOMALOGIC, BY SECURITY HOLDINGS OR OTHERWISE. The definitive proxy statement and an accompanying GREEN Proxy Card will be furnished to some or all SomaLogic stockholders and is, along with other relevant documents, publicly available at no charge on the SEC’s website at http://www.sec.gov/. In addition, the Participants will provide copies of the definitive proxy statement without charge upon request. Requests for copies should be directed to Madryn Asset Management.

Exhibit 1

NO SOMALOGIC MERGER

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Important Materials

Madryn Asset Management Issues Letter to Shareholders Correcting False and Misleading Statements in SomaLogic's Recent Investor Presentation

Dec 21, 2023

BUSINESSWIRE

Dr. Larry Gold & Dr. Jason Cleveland Complaints filed against SomaLogic, Inc.

Dec 20, 2023

DELAWARE COURT OF CHANCERY

Madryn's Investor Presentation

Dec 18, 2023

Madryn's Definitive Proxy

Dec 18, 2023

SEC

Dec 18, 2023 SEC Madryn Asset Management Issues Presentation Detailing Why SomaLogic Shareholders Should Vote “AGAINST” the Value-Destructive and Deeply Flawed Proposed Merger with Standard BioTools Dec 18, 2023 BUSINESSWIRE Madryn Asset Management, a Top Shareholder of SomaLogic, Issues Letter Regarding Opposition to the Company’s Proposed Merger with Standard BioTools Dec 12, 2023 BUSINESSWIRE Preliminary Proxy Dec 12, 2023 SEC We Want To Hear From You Please anonymously submit your comments or concerns using the adjacent form. Note that your personal information will not be saved.

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